                            EXHIBIT 99.1
News Release

13320 Ballantyne Corporate Place Suite D
Charlotte, NC 28277
Immediate Release
Columbus McKinnon Reports 8% Sales Growth
in Q2 FY26 and Reaffirms Guidance
CHARLOTTE, NC, October 30, 2025 - Columbus McKinnon Corporation (Nasdaq: CMCO) ("Columbus McKinnon" or the "Company"), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced financial results for its fiscal year 2026 second quarter, which ended September 30, 2025.
Second Quarter 2026 Highlights (compared with prior-year period, except where otherwise noted)
•Net sales of $261.0 million increased 8%, driven by growth across all platforms with particular strength in lifting and linear motion
•Orders of $253.7 million were impacted by a weaker macroeconomic landscape in EMEA, partially offset by U.S. orders growth of 11%
•Backlog of $351.6 million increased 11% and the opportunity funnel remains healthy
•Net income of $4.6 million with a net income margin of 1.8% includes $10.0 million of Kito Crosby acquisition-related expenses on a pre-tax basis
•Adjusted EBITDA1 of $37.4 million increased 22% sequentially with Adjusted EBITDA Margin1 of 14.3% up 130 basis points on a sequential basis
•Debt repayment of $14.7 million in Q2 FY26

“Our team delivered a solid second quarter as the U.S. short-cycle market recovered and we executed on our record backlog," said David J. Wilson, President and Chief Executive Officer. “Our funnel of quotation activity remains healthy, driven by attractive global opportunities and an improving demand environment in the United States. While the funnel of activity in EMEA remains attractive, order conversion rates there have slowed recently given a weaker macroeconomic sentiment."

"We are pleased with our tariff mitigation actions to date, which delivered a lower impact in the first half than we previously expected. We continue to anticipate an approximately $10 million tariff-related impact for the full year and that we will absorb the remaining impact in our third quarter. We remain focused on our mitigation actions and expect to achieve tariff cost neutrality by the end of the current fiscal year,” continued Wilson. “Additionally, we are advancing our integration readiness and synergy achievement plans ahead of the pending acquisition of Kito Crosby. Our team continues to prepare for the closing of the acquisition as quickly as the regulatory process will allow.”

Columbus McKinnon Reports 8% Sales Growth in Q2 FY26 and Reaffirms Guidance
October 30, 2025
Second Quarter Fiscal 2026 Sales

($ in millions)	Q2 FY26	Q2 FY25	Change	% Change
Net sales	$261.0	$242.3	$18.7	7.7%
U.S. sales	$147.5	$132.3	$15.2	11.5%
% of total	57%	55%
Non-U.S. sales	$113.5	$110.0	$3.5	3.2%
% of total	43%	45%
For the quarter, net sales increased $18.7 million, or 7.7% driven by $9.0 million of higher volume supported by a recovery in short-cycle demand, $4.9 million of price improvement and $4.8 million of favorable currency translation. In the U.S., sales were up $15.2 million, or 11.5% driven by $11.7 million of higher volume and $3.5 million of price improvement. Sales outside the U.S. increased $3.5 million, or 3.2% driven by $4.8 million of favorable currency translation and $1.4 million of price improvement, partially offset by $2.7 million of lower volume.
Second Quarter Fiscal 2026 Operating Results

($ in millions, except per share figures)	Q2 FY26	Q2 FY25	Change	% Change
Gross profit	$90.2	$74.7	$15.4	20.6%
Gross margin	34.5%	30.9%	360 bps
Adjusted Gross Profit[1]	$92.1	$87.9	$4.2	4.7%
Adjusted Gross Margin[1]	35.3%	36.3%	(100) bps
Income from operations	$12.2	$10.8	$1.4	12.8%
Operating margin	4.7%	4.5%	20 bps
Adjusted Operating Income[1]	$25.2	$27.0	$(1.7)	(6.5)%
Adjusted Operating Margin[1]	9.7%	11.1%	(140) bps
Net income (loss)	$4.6	$(15.0)	$19.6	NM
Net income (loss) margin	1.8%	(6.2)%	800 bps
GAAP EPS	$0.16	$(0.52)	$0.68	NM
Adjusted EPS[1,2]	$0.62	$0.70	$(0.08)	(11.4)%
Adjusted EBITDA[1]	$37.4	$39.2	$(1.7)	(4.4)%
Adjusted EBITDA Margin[1]	14.3%	16.2%	(190) bps

Capital Allocation Priorities
The Company remains committed to allocating capital to pay down debt to deleverage its balance sheet in the near term while continuing its track record of a consistent dividend payment. Over time, the Company believes it will be positioned to utilize its expected significant free cash flow generation to advance its Intelligent Motion strategy across the fragmented marketplace.

Columbus McKinnon Reports 8% Sales Growth in Q2 FY26 and Reaffirms Guidance
October 30, 2025
Fiscal Year 2026 Guidance
The Company is increasing its outlook for net sales and reaffirming guidance for Adjusted EPS1 in fiscal 2026. The Company’s guidance does not include the impact of the pending Kito Crosby acquisition, which is now expected to close by the end of the fiscal year. Additionally, the guidance reflects the current tariff environment as of the date of this release, which has remained volatile to date and may impact future supply chain costs and product availability. The guidance assumes tariff cost neutrality by the end of fiscal 2026 benefiting from price increases, tariff surcharges, and supply chain adjustments.

Metric	FY26
Net sales	Up low-to-mid single digits
Adjusted EPS[3]	Flat to slightly up
Fiscal 2026 guidance assumes approximately $35 million of interest expense, $30 million of amortization, an effective tax rate of 25% and 29.0 million diluted average shares outstanding.
Teleconference and Webcast
Columbus McKinnon will host a conference call today at 10:00 AM Eastern Time to discuss the Company's financial results and strategy. The conference call, earnings release and earnings presentation will be accessible through live webcast on the Company's investor relations website at investors.cmco.com. A replay of the webcast will also be archived on the Company's investor relations website through November 6, 2025.

______________________
1     Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS are non-GAAP financial measures. See accompanying discussion and reconciliation tables provided in this release for reconciliations of these non-GAAP financial measures to the closest corresponding GAAP financial measures.
2     Adjusted EPS excludes, among other adjustments, amortization of intangible assets. The Company believes this better represents its inherent earnings power and cash generation capability.
3     The Company has not reconciled the Adjusted EPS guidance to the most comparable GAAP financial measure outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide guidance for the comparable GAAP financial measure. Forward-looking guidance regarding Adjusted EPS is made in a manner consistent with the relevant definitions and assumptions noted herein.

Columbus McKinnon Reports 8% Sales Growth in Q2 FY26 and Reaffirms Guidance
October 30, 2025
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning, and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations, and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.cmco.com.

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this document, including, but are not limited to, statements relating to: (i) our strategy, outlook and growth prospects, including our fiscal year 2026 guidance as well as the associated assumed inputs for our fiscal 2026 guidance regarding interest expense, amortization, effective tax rate and diluted average shares outstanding and our ability to achieve tariff cost neutrality in fiscal 2026 and the expected amount of tariff-related impact to fiscal 2026 results; (ii) our operational and financial targets and capital allocation priorities including our ability to generate significant free cash flow to fund these capital allocation priorities and our ability to advance our Intelligent Motion strategy; (iii) general economic trends and trends in our industry and markets; (iv) expected timing for the closing of the Kito Crosby acquisition; and (v) the competitive environment in which we operate, are forward looking statements. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.
Contacts:

Gregory P. Rustowicz	Kristine Moser
EVP Finance and CFO	VP IR and Treasurer
Columbus McKinnon Corporation	Columbus McKinnon Corporation
716-689-5442	704-322-2488
greg.rustowicz@cmco.com	kristy.moser@cmco.com

Financial tables follow.

Columbus McKinnon Reports 8% Sales Growth in Q2 FY26 and Reaffirms Guidance
October 30, 2025
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	September 30, 2025	September 30, 2024	Change
Net sales	$261,047	$242,274	7.7%
Cost of products sold	170,887	167,531	2.0%
Gross profit	90,160	74,743	20.6%
Gross profit margin	34.5%	30.9%
Selling expenses	29,122	26,926	8.2%
% of net sales	11.2%	11.1%
General and administrative expenses	36,386	23,363	55.7%
% of net sales	13.9%	9.6%
Research and development expenses	4,781	6,102	(21.6)%
% of net sales	1.8%	2.5%
Amortization of intangibles	7,683	7,547	1.8%
Income from operations	12,188	10,805	12.8%
Operating margin	4.7%	4.5%
Interest and debt expense	8,747	8,352	4.7%
Investment (income) loss	(521)	(610)	(14.6)%
Foreign currency exchange (gain) loss	754	(792)	NM
Other (income) expense, net	59	23,806	(99.8)%
Income (loss) before income tax expense (benefit)	3,149	(19,951)	NM
Income tax expense (benefit)	(1,446)	(4,908)	(70.5)%
Net income (loss)	$4,595	$(15,043)	NM

Average basic shares outstanding	28,726	28,869	(0.5)%
Basic income (loss) per share	$0.16	$(0.52)	NM

Average diluted shares outstanding	28,874	28,869	—%
Diluted income (loss) per share	$0.16	$(0.52)	NM

Dividends declared per common share	$0.07	$0.07

Columbus McKinnon Reports 8% Sales Growth in Q2 FY26 and Reaffirms Guidance
October 30, 2025
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Six Months Ended
	September 30, 2025	September 30, 2024	Change
Net sales	$496,967	$482,000	3.1%
Cost of products sold	329,585	318,227	3.6%
Gross profit	167,382	163,773	2.2%
Gross profit margin	33.7%	34.0%
Selling expenses	57,653	54,696	5.4%
% of net sales	11.6%	11.3%
General and administrative expenses	67,129	49,810	34.8%
% of net sales	13.5%	10.3%
Research and development expenses	9,602	12,268	(21.7)%
% of net sales	1.9%	2.5%
Amortization of intangibles	15,318	15,047	1.8%
Income from operations	17,680	31,952	(44.7)%
Operating margin	3.6%	6.6%
Interest and debt expense	17,445	16,587	5.2%
Investment (income) loss	(1,570)	(819)	91.7%
Foreign currency exchange (gain) loss	412	(398)	NM
Other (income) expense, net	(118)	24,484	NM
Income (loss) before income tax expense (benefit)	1,511	(7,902)	NM
Income tax expense (benefit)	(1,186)	(1,488)	(20.3)%
Net income (loss)	$2,697	$(6,414)	NM

Average basic shares outstanding	28,692	28,852	(0.6)%
Basic income (loss) per share	$0.09	$(0.22)	NM

Average diluted shares outstanding	28,841	28,852	—%
Diluted income (loss) per share	$0.09	$(0.22)	NM

Dividends declared per common share	$0.07	$0.07

Columbus McKinnon Reports 8% Sales Growth in Q2 FY26 and Reaffirms Guidance
October 30, 2025
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2025	March 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,039	$53,683
Trade accounts receivable	179,267	165,481
Inventories	217,337	198,598
Prepaid expenses and other	55,852	48,007
Total current assets	480,495	465,769

Property, plant, and equipment, net	104,995	106,164
Goodwill	731,218	710,807
Other intangibles, net	352,749	356,562
Marketable securities	10,443	10,112
Deferred taxes on income	6,665	2,904
Other assets	83,287	86,470
Total assets	$1,769,852	$1,738,788

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$96,036	$93,273
Accrued liabilities	119,085	113,907
Current portion of long-term debt and finance lease obligations	50,810	50,739
Total current liabilities	265,931	257,919

Term loan, AR securitization facility and finance lease obligations	408,467	420,236
Other non current liabilities	180,866	178,538
Total liabilities	$855,264	$856,693

Shareholders’ equity:
Common stock	287	286
Treasury stock	(11,000)	(11,000)
Additional paid in capital	535,592	531,750
Retained earnings	382,842	382,160
Accumulated other comprehensive income (loss)	6,867	(21,101)
Total shareholders’ equity	$914,588	$882,095
Total liabilities and shareholders’ equity	$1,769,852	$1,738,788

Columbus McKinnon Reports 8% Sales Growth in Q2 FY26 and Reaffirms Guidance
October 30, 2025
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Six Months Ended
	September 30, 2025	September 30, 2024
Operating activities:
Net income (loss)	$2,697	$(6,414)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	24,485	24,028
Deferred income taxes and related valuation allowance	(7,940)	(13,662)
Net loss (gain) on sale of investments and other	(1,232)	(650)
Non-cash pension settlement	—	23,201
Stock-based compensation	4,626	4,175
Amortization of deferred financing costs	1,222	1,244
Impairment of operating lease	—	3,268
Loss (gain) on hedging instruments	906	(2)
Loss on disposals and impairments of fixed assets	207	418
Non-cash lease expense	4,820	5,202
Changes in operating assets and liabilities:
Trade accounts receivable	(8,570)	2,384
Inventories	(11,256)	(12,277)
Prepaid expenses and other	(6,077)	(11,714)
Other assets	1,431	183
Trade accounts payable	1,415	(10,711)
Accrued liabilities	(127)	(6,154)
Non current liabilities	(6,359)	(3,889)
Net cash provided by (used for) operating activities	248	(1,370)

Investing activities:
Proceeds from sales of marketable securities	2,139	3,153
Purchases of marketable securities	(1,961)	(1,993)
Capital expenditures	(6,523)	(10,068)
Net cash provided by (used for) investing activities	(6,345)	(8,908)

Financing activities:
Proceeds from the issuance of common stock	—	86
Purchases of treasury stock	—	(4,945)
Borrowings / (Repayments) of debt	(12,482)	(30,326)
Fees paid for debt amendments	(577)	—
Payment to former owners of montratec	—	(6,711)
Fees paid for debt repricing	—	(169)
Cash inflows from hedging activities	11,639	11,862
Cash outflows from hedging activities	(12,505)	(11,809)
Payment of dividends	(4,014)	(4,038)
Other	(783)	(1,789)
Net cash provided by (used for) financing activities	(18,722)	(47,839)

Effect of exchange rate changes on cash	(825)	(326)

Net change in cash and cash equivalents	(25,644)	(58,443)
Cash, cash equivalents, and restricted cash at beginning of year	$53,933	$114,376
Cash, cash equivalents, and restricted cash at end of period	$28,289	$55,933

Columbus McKinnon Reports 8% Sales Growth in Q2 FY26 and Reaffirms Guidance
October 30, 2025
COLUMBUS McKINNON CORPORATION
Q2 FY 2026 Net Sales Bridge

	Quarter		Year To Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2025 Net Sales	$242.3		$482.0
Pricing	4.9	2.0%	7.4	1.5%
Volume	9.0	3.7%	(0.3)	0.0%
Foreign currency translation	4.8	2.0%	7.9	1.6%
Total change[1]	$18.7	7.7%	$15.0	3.1%
Fiscal 2026 Net Sales	$261.0		$497.0

COLUMBUS McKINNON CORPORATION
Q2 FY 2026 Gross Profit Bridge

($ in millions)	Quarter	Year To Date
Fiscal 2025 Gross Profit	$74.7	$163.8
Price, net of manufacturing costs changes (incl. inflation)	(1.0)	(6.7)
Monterrey, MX new factory start-up costs	0.7	0.4
Factory and warehouse consolidation costs	10.5	10.1
Sales volume and mix	3.4	(2.0)
Other	0.1	(0.8)
Foreign currency translation	1.8	2.8
Total change[1]	15.4	3.8
Fiscal 2026 Gross Profit	$90.2	$167.4

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY26	63	63	62	61	249

FY25	64	63	62	62	251

______________________
1 Components may not add due to rounding.

Columbus McKinnon Reports 8% Sales Growth in Q2 FY26 and Reaffirms Guidance
October 30, 2025
COLUMBUS McKINNON CORPORATION
Additional Data1
(Unaudited)

	Period Ended
	September 30, 2025	June 30, 2025	March 31, 2025	September 30, 2024
($ in millions)
Backlog	$351.6	$360.1	$322.5	$317.6
Long-term backlog
Expected to ship beyond 3 months	$212.4	$223.4	$190.3	$172.5
Long-term backlog as % of total backlog	60.4%	62.0%	59.0%	54.3%

Debt to total capitalization percentage	33.4%	34.2%	34.8%	35.8%

Debt, net of cash, to net total capitalization	32.0%	32.8%	32.1%	33.2%

Working capital as a % of sales	24.3%	25.2%	21.3%	23.3%

	Three Months Ended
	September 30, 2025		June 30, 2025		March 31, 2025		September 30, 2024
($ in millions)
Trade accounts receivable
Days sales outstanding	62.5	days	69.5	days	61.0	days	64.1	days

Inventory turns per year
(based on cost of products sold)	3.1	turns	2.9	turns	3.4	turns	3.3	turns
Days' inventory	117.7	days	125.9	days	107.4	days	110.6	days

Trade accounts payable
Days payables outstanding	58.1	days	56.1	days	54.9	days	46.3	days

Net cash provided by (used for) operating activities	$18.4		$(18.2)		$35.6		$9.4
Capital expenditures	$3.3		$3.2		$6.1		$5.4
Free Cash Flow [2]	$15.1		$(21.4)		$29.5		$4.0

______________________
1     Additional Data: This data is provided to help investors understand financial and operational metrics that management uses to measure the Company’s financial performance and identify trends affecting the business. These measures may not be comparable with or defined in the same manner as other companies. Components may not add due to rounding.
2     Free Cash Flow is a non-GAAP financial measure. Free Cash Flow is defined as GAAP net cash provided by (used for) operating activities less capital expenditures included in the investing activities section of the consolidated statement of cash flows. See the table above for the calculation of Free Cash Flow.

Columbus McKinnon Reports 8% Sales Growth in Q2 FY26 and Reaffirms Guidance
October 30, 2025
NON-GAAP FINANCIAL MEASURES
The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

COLUMBUS McKINNON CORPORATION
Reconciliation of Gross Profit to Adjusted Gross Profit
($ in thousands)

	Three Months Ended		Six Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Gross profit	$90,160	$74,743	$167,382	$163,773
Add back (deduct):
Business realignment costs	65	76	1,450	468
Acquisition integration costs	68	—	68	—
Hurricane Helene cost impact	—	171	—	171
Factory and warehouse consolidation costs	283	10,763	708	10,763
Monterrey, MX new factory start-up costs	1,530	2,185	3,431	3,810
Adjusted Gross Profit	$92,106	$87,938	$173,039	$178,985

Net sales	$261,047	$242,274	$496,967	$482,000

Gross margin	34.5%	30.9%	33.7%	34.0%
Adjusted Gross Margin	35.3%	36.3%	34.8%	37.1%

Adjusted Gross Profit is defined as gross profit as reported, adjusted for certain items. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net sales. Adjusted Gross Profit and Adjusted Gross Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Gross Profit and Adjusted Gross Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Gross Profit and Adjusted Gross Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s gross profit and gross margin to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit and gross margin to that of other companies.

Columbus McKinnon Reports 8% Sales Growth in Q2 FY26 and Reaffirms Guidance
October 30, 2025
COLUMBUS McKINNON CORPORATION
Reconciliation of Income from Operations to Adjusted Operating Income
($ in thousands)

	Three Months Ended		Six Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Income from operations	$12,188	$10,805	$17,680	$31,952
Add back (deduct):
Acquisition deal and integration costs	9,996	—	18,099	—
Business realignment costs	1,131	281	3,656	1,131
Factory and warehouse consolidation costs	298	11,904	780	11,904
Headquarter relocation costs	71	51	71	147
Hurricane Helene cost impact	—	171	—	171
Monterrey, MX new factory start-up costs	1,530	3,751	3,431	7,317
Adjusted Operating Income	$25,214	$26,963	$43,717	$52,622

Net sales	$261,047	$242,274	$496,967	$482,000

Operating margin	4.7%	4.5%	3.6%	6.6%
Adjusted Operating Margin	9.7%	11.1%	8.8%	10.9%
Adjusted Operating Income is defined as income from operations as reported, adjusted for certain items. Adjusted Operating Margin is defined as Adjusted Operating Income divided by net sales. Adjusted Operating Income and Adjusted Operating Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Operating Income and Adjusted Operating Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Operating Income and Adjusted Operating Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s income from operations to the historical periods' income from operations and operating margin, as well as facilitates a more meaningful comparison of the Company’s income from operations and operating margin to that of other companies.

Columbus McKinnon Reports 8% Sales Growth in Q2 FY26 and Reaffirms Guidance
October 30, 2025
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income and Diluted Earnings per Share to
Adjusted Net Income and Adjusted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net income (loss)	$4,595	$(15,043)	$2,697	$(6,414)
Add back (deduct):
Amortization of intangibles	7,683	7,547	15,318	15,047
Acquisition deal and integration costs	9,996	—	18,099	—
Business realignment costs	1,131	281	3,656	1,131
Factory and warehouse consolidation costs	298	11,904	780	11,904
Headquarter relocation costs	71	51	71	147
Hurricane Helene cost impact	—	171	—	171
Monterrey, MX new factory start-up costs	1,530	3,751	3,431	7,317
Non-cash pension settlement expense	—	23,201	—	23,201
Normalize tax rate[1]	(7,410)	(11,647)	(11,902)	(14,242)
Adjusted Net Income	$17,894	$20,216	$32,150	$38,262

GAAP average diluted shares outstanding	28,874	28,869	28,841	28,852
Add back:
Effect of dilutive share-based awards	—	205	—	253
Adjusted Diluted Shares Outstanding	$28,874	$29,074	$28,841	$29,105

GAAP EPS	$0.16	$(0.52)	$0.09	$(0.22)

Adjusted EPS	$0.62	$0.70	$1.11	$1.31
1 Applies a normalized tax rate of 25% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted Net Income is defined as net income (loss) and GAAP EPS as reported, adjusted for certain items, including amortization of intangibles, and also adjusted for a normalized tax rate. Adjusted Diluted Shares Outstanding is defined as average diluted shares outstanding adjusted for the effect of dilutive share-based awards. Adjusted EPS is defined as Adjusted Net Income per Adjusted Diluted Shares Outstanding. Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS are not measures determined in accordance with GAAP and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of current periods' net income (loss), average diluted shares outstanding and GAAP EPS to the historical periods' net income (loss), average diluted shares outstanding and GAAP EPS, as well as facilitates a more meaningful comparison of the Company’s net income (loss) and GAAP EPS to that of other companies. The Company believes that presenting Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

Columbus McKinnon Reports 8% Sales Growth in Q2 FY26 and Reaffirms Guidance
October 30, 2025
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income to Adjusted EBITDA
($ in thousands)

	Three Months Ended			Six Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net income (loss)	$4,595	$(1,898)	$(15,043)	$2,697	$(6,414)
Add back (deduct):
Income tax expense (benefit)	(1,446)	260	(4,908)	(1,186)	(1,488)
Interest and debt expense	8,747	8,698	8,352	17,445	16,587
Investment (income) loss	(521)	(1,049)	(610)	(1,570)	(819)
Foreign currency exchange (gain) loss	754	(342)	(792)	412	(398)
Other (income) expense, net	59	(177)	23,806	(118)	24,484
Depreciation and amortization expense	12,219	12,266	12,188	24,485	24,028
Acquisition deal and integration costs	9,996	8,103	—	18,099	—
Business realignment costs	1,131	2,525	281	3,656	1,131
Factory and warehouse consolidation costs	298	482	11,904	780	11,904
Headquarter relocation costs	71	—	51	71	147
Hurricane Helene cost impact	—	—	171	—	171
Monterrey, MX new factory start-up costs	1,530	1,901	3,751	3,431	7,317
Adjusted EBITDA	$37,433	$30,769	$39,151	$68,202	$76,650

Net sales	$261,047	$235,920	$242,274	$496,967	$482,000

Net income margin	1.8%	(0.8)%	(6.2)%	0.5%	(1.3)%
Adjusted EBITDA Margin	14.3%	13.0%	16.2%	13.7%	15.9%
Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not a measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company’s financial statements.